UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100, Austin, TX 78735
(Address of principal executive offices, including zip code)

(512) 391-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

2009 Executive Officer Bonus Plan

On December 9, 2009, the Board of Directors of ArthroCare Corporation (the “Company”) adopted the 2009 Executive Officer Bonus Plan, a copy of which is attached hereto as Exhibit 10.1, which is a cash bonus plan that has named executive officers as participants. Under the 2009 Executive Officer Bonus Plan, all named executive officers, except the Chief Executive Officer, are eligible to receive a cash bonus equal to up to 60% of their base salary, subject to certain bonus multipliers. The Chief Executive Officer is eligible to receive a bonus equal to up to 75% of his base salary under this plan, subject to certain bonus multipliers. The actual bonus awarded under this plan generally depends on the level of achievement attained by the Company as it relates to the Company’s net product revenue and cash management goals, as set forth in the Company’s operating forecast for the period of January 1, 2009 through December 31, 2009, as approved by the Board of Directors. The foregoing description of the 2009 Executive Officer Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Executive Officer Bonus Plan attached hereto.

The Board of Directors also adopted a cash bonus plan pursuant to which each of its eligible employees (which does not include any executive officers) may receive a cash bonus equal to up to a percentage of their base salary, subject to certain bonus multipliers. The total bonus potential for any employee under the employee cash bonus plan may be increased or decreased at the sole discretion of the Company’s management. Similar to the 2009 Executive Officer Bonus Plan, the actual bonus awarded under the employee bonus plan generally depends on the level of achievement attained by the Company as it relates to the Company’s net product revenue and cash management goals, as set forth in the Company’s operating forecast for the applicable period, as approved by the Board of Directors.

David Fitzgerald, President and Chief Executive Officer

On December 9, 2009, the Board of Directors approved an amendment to the Company’s Employment Agreement dated March 30, 2009 with David Fitzgerald.  The expiration date of Mr. Fitzgerald’s employment agreement has been changed from February 18, 2010 to February 18, 2011.  The Board of Directors approved an increase in the salary for Mr. Fitzgerald to $535,000 a year, to be effective on January 1, 2010.  This amendment provides that (i) Mr. Fitzgerald’s annual bonus for the fiscal year ending on December 31, 2009 will include cash in an amount up to 75% of his base salary and equity awards in an amount up to 25% of his base salary, and (ii) Mr. Fitzgerald’s annual bonus for fiscal years commencing on or after January 1, 2010 will include cash in an amount up to 80% of his base salary.  The exact amount of such annual performance bonus will be determined by the Board of Directors or its Compensation Committee in consultation with Mr. Fitzgerald, based upon mutually agreed performance objectives, both personal and corporate.  Mr. Fitzgerald’s base salary was raised 11.5% and his target bonus was reduced by 20.0% (target cash and equity) such that his total target cash compensation for 2010 is increased by approximately 0.3% over 2009.

The Board of Directors also approved granting Mr. Fitzgerald, effective on December 16, 2009, (i) an option to purchase 170,000 shares of the Company’s common stock at the closing price on the date of the grant, vesting in equal monthly increments over three years from the vesting commencement date; and (ii) restricted stock units with respect to 30,000 shares of the Company’s common stock, vesting in equal annual increments over three years from the vesting commencement date.  In each case, the vesting commencement date is February 18, 2009.  Vesting of all unvested shares covered by both the option and the restricted stock unit referred to above will be accelerated, such that the option will be exercisable in full, and all restricted stock will be vested in full, upon the occurrence of (a) Mr. Fitzgerald’s death or disability, (b) a change of control (as defined in the agreement), or (c) formal acceptance by the board of Mr. Fitzgerald’s resignation under circumstances acceptable to the board.  In the event of a formal acceptance by the board of Mr. Fitzgerald’s resignation as described in clause (c) of the preceding sentence, each stock option held by Mr. Fitzgerald which was granted to him while he was serving as President and Chief Executive Officer of the Company shall remain exercisable for one year after the effective date of Mr. Fitzgerald’s resignation or, if earlier, the expiration date of such option.

Todd Newton, Chief Financial Officer

On December 9, 2009, the Board of Directors approved an increase in the base salary for Todd Newton to $328,320 a year, to be effective on January 1, 2010. On December 9, 2009, the Board of Directors also approved an amendment to the Company’s Employment Agreement with Mr. Newton dated April 2, 2009.  This amendment provides that Mr. Newton shall have the opportunity to earn an annual performance bonus in an amount up to (i) 60% of Mr. Newton’s base salary for the fiscal year ending on December 31, 2009, and (ii) 50% of Mr. Newton’s base salary for fiscal years commencing on or after January 1, 2010.  The exact amount of such annual performance bonus will be determined by the Board of Directors or its Compensation Committee in consultation with the Chief Executive Officer and Mr. Newton, based upon mutually agreed performance objectives, both personal and corporate.  Mr. Newton’s base salary was raised 15.2% and his target bonus was reduced by 10.0% such that his total target cash compensation for 2010 is increased by approximately 8.0% over 2009. The Board of Directors also approved granting Mr. Newton, effective on December 16, 2009, (i) an option to purchase 80,000 shares of the Company’s common stock at the closing price at the date of the grant, vesting over four years with one fourth (1/4) of the shares subject to the option vesting one year from the vesting commencement date (April 2, 2009) and 1/48 of the shares vesting at the end of each full month thereafter until all shares are vested; and (ii) restricted stock units with respect to 15,000 shares of the Company’s common stock, vesting in equal annual increments over five years from the vesting commencement date.

Richard Rew, Senior Vice President and General Counsel

On December 9, 2009, the Board of Directors approved an increase in the base salary for Richard Rew to $281,379 a year, to be effective on January 1, 2010.  Mr. Rew shall have the opportunity to earn an annual performance bonus in an amount up to (i) 60% of Mr. Rew’s base salary for the fiscal year ending on December 31, 2009, and (ii) 45% of Mr. Rew’s base salary for fiscal years commencing on or after January 1, 2010.  The exact amount of such annual performance bonus will be determined by the Board of Directors or its Compensation Committee in consultation with the Chief Executive Officer and Mr. Rew, based upon mutually agreed performance objectives, both personal and corporate.  Mr. Rew’s base salary was raised 20.7% and his target bonus was reduced by 15.0% such that his total target cash compensation for 2010 is increased by approximately 9.4% over 2009. The Board of Directors also approved granting Mr. Rew, effective on December 16, 2009, an option to purchase 40,000 shares of the Company’s common stock at the closing price on the date of the grant, vesting in equal monthly increments over four years from the grant date.

Richard Christensen, Senior Vice President of Operations

On December 9, 2009, the Board of Directors approved an increase in the base salary for Richard Christensen to $283,993 a year, to be effective on January 1, 2010.  Mr. Christensen shall have the opportunity to earn an annual performance bonus in an amount up to (i) 60% of Mr. Christensen’s base salary for the fiscal year ending on December 31, 2009, and (ii) 45% of Mr. Christensen’s base salary for fiscal years commencing on or after January 1, 2010.  The exact amount of such annual performance bonus will be determined by the Board of Directors or its Compensation Committee in consultation with the Chief Executive Officer and Mr. Christensen, based upon mutually agreed performance objectives, both personal and corporate.  Mr. Christensen’s base salary was raised 14.8% and his target bonus was reduced by 15% such that his total target cash compensation for 2010 is increased by approximately 4% over 2009. The Board of Directors also approved granting Mr. Christensen, effective on December 16, 2009, an option to purchase 50,000 shares of the Company’s common stock at the closing price on the date of the grant, vesting in equal monthly increments over four years from the grant date.

James Pacek, Senior Vice President of Strategic Business Units

On December 9, 2009, the Board of Directors approved an increase in the base salary for James Pacek to $290,000 a year, to be effective on January 1, 2010.  Mr. Pacek shall have the opportunity to earn an annual performance bonus in an amount up to (i) 60% of Mr. Pacek’s base salary for the fiscal year ending on December 31, 2009, and (ii) 50% of Mr. Pacek’s base salary for fiscal years commencing on or after January 1, 2010.  The exact amount of such annual performance bonus will be determined by the Board of Directors or its Compensation Committee in consultation with the Chief Executive Officer and Mr. Pacek, based upon mutually agreed performance objectives, both personal and corporate.  Mr. Pacek’s base salary was raised 11.5% and his target bonus was reduced by 10.0% such that his total target cash compensation for 2010 is increased by approximately 4.5% over 2009. The Board of Directors also approved granting Mr. Pacek, effective on December 16, 2009, an option to purchase 50,000 shares of the Company’s common stock at the closing price on the date of the grant, vesting in equal monthly increments over four years from the grant date.

Please note that ArthroCare’s management has chosen to disclose in this Current Report on Form 8-K information about equity-based awards to executive officers under its previously disclosed stock plan that is not required to be disclosed on Form 8-K.   Management has chosen to make this disclosure, after a period of time during which the Company was unable to meet its disclosure obligations or issue equity-based awards, in order to provide a more complete picture of recent executive compensation actions in a single report.  The Company does not intend to make such additional disclosure in the future other than as, and to the extent, required.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Convertible Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Convertible Preferred Stock; the resolution of litigation pending against the Company including the arbitration between Gyrus Group, PLC, Ethicon, Inc. and ArthroCare; the Company’s ability to design or improve internal controls to address issues detected in its reviews of internal controls and insurance reimbursement practices (collectively, the “Reviews”) or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; the ability of the Company to control expenses, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the SEC on a timely basis; the results of the investigations being conducted by the Staff of the Division of Enforcement of the Securities and Exchange Commission and the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 9.01.  Financial Statements and Exhibits

Exhibits

Exhibit Number	Title
10.1	2009 Executive Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: December 14, 2009	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer

ARTHROCARE CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Title
10.1	2009 Executive Officer Bonus Plan